                               AMENDMENT NO. 4 TO
             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

                        AMERICAN CENTURY MUNICIPAL TRUST

         THIS AMENDMENT NO. 4 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION
OF TRUST is made as of the 8th day of May, 2002 by the Trustees hereunder.

         WHEREAS, the Trustees have executed an amendment and restatement to the
Agreement and Declaration of Trust dated March 9, 1998, amended March 1, 1999,
March 6, 2001, August 1, 2001 and December 3, 2001,

         AND WHEREAS, the Board of Trustees have determined that it is in the best interests of American Century Municipal Trust (the "Trust") to add several new classes.

         NOW, THEREFORE, BE IT RESOLVED, that Schedule A of the Amended and
Restated Agreement and Declaration of Trust for the Trust is hereby amended, by deleting the text thereof in its entirety and inserting in lieu therefor the
Schedule A attached hereto.

         IN WITNESS WHEREOF, the Trustees do hereto set their hands as of the
8th day of May, 2002.

Trustees of the American Century Municipal Trust

/*/Albert Eisenstat                                      /*/Kenneth E. Scott
Albert Eisenstat                                         Kenneth E. Scott

/*/Ronald J. Gilson                                      /*/James E. Stowers III
Ronald J. Gilson                                         James E. Stowers III

/*/William M. Lyons                                      /*/Jeanne D. Wohlers
William M. Lyons                                         Jeanne D. Wohlers

/*/Myron S. Scholes                                      /*/Kathryn A. Hall
Myron S. Scholes                                         Kathryn A. Hall

                                   Schedule A

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof) with the relative rights and preferences as described in Section 6:

   Series                                      Class              Date of Establishment

   Tax-Free Money Market Fund                  Investor Class          07/31/1984

   Limited-Term Tax-Free Fund                  Investor Class          03/01/1993

   Tax-Free Bond Fund                          Investor Class          07/31/1984
   (formerly Intermediate-Term Tax-Free Fund)

   High-Yield Municipal Fund                   Investor Class          12/15/1997
                                               A Class                 05/08/2002
                                               B Class                 05/08/2002
                                               C Class                 05/01/2001
                                               C Class II              05/08/2002

   Florida Municipal Money Market Fund         Investor Class          04/11/1994

   Florida Municipal Bond Fund                 Investor Class          04/11/1994
   (formerly Florida Intermediate-Term Municipal Fund)

   Arizona Municipal Bond Fund                 Investor Class          04/11/1994
   (formerly Arizona Intermediate-Term Municipal Fund)

This Schedule A shall supersede any previously adopted Schedule A to the
Declaration of Trust.